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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 24, 1998





                          SUMMIT MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


          Minnesota                      0-26390                41-1545493
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)




           1801 West End Avenue, Suite 750, Nashville, Tennessee 37203
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (615) 341-0223
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          (Former name or former address, if changed since last report)






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Item 2. Acquisition or Disposition of Assets.

                  On December 24, 1998, Summit Medical Systems, Inc. ("Summit") completed the sale of certain assets relating to the health provider software segment of its business to Velos Medical Informatics, Inc. ("Velos"). Summit sold the assets pursuant to an Asset Purchase Agreement, dated November 25, 1998, between Velos and Summit (the "Asset Purchase Agreement"). In connection with such sale, Velos acquired, among other things, certain customer contracts, intellectual property, capital equipment, inventory and receivables of Summit relating to the health provider software business. Velos also assumed all obligations and liabilities of Summit under the assigned contracts and certain other obligations and liabilities of Summit. Summit has retained certain liabilities of the health provider software business, including certain employee severance obligations. As consideration, the Company may receive a total purchase price of up to $2,000,000, contingent upon the performance of the assets and Velos' costs to perform prepaid support and service obligations after the closing. The consideration is payable in the form of $1,000,000 cash, of which $200,000 was paid at closing on December 24, 1998 and the remainder of which is payable in four equal cash payments of $200,000 to be made at the end of each fiscal quarter of the fiscal year ending December 31, 1999. At the closing, Velos also delivered to Summit a $1,000,000 non-interest bearing promissory note (the "Note") due and payable on the earlier of: (a) December 24, 1999, or (b) the date on which Velos closes an equity financing of at least $3,000,000.

                  The Note is subject to adjustment in the event that the amount of service fees and similar charges to customers of Summit's health provider software segment that was billed during the twelve month period ending March 31, 1999 and is paid and collected on or before September 25, 1999 (including any amounts collected prior to the closing date) (the "Anniversary Revenue") is less than $2,000,000; provided that the principal amount of the Note may not be reduced by more than $500,000. If the Note is paid in full prior to September 25, 1999, Summit will reimburse Velos for any shortfall in collected fees and charges, subject to a $500,000 cap. Summit has agreed to reimburse Velos in three installments through June 30, 1999 for the performance of prepaid support and service obligations on assigned contracts at a rate equal to 70% of total prepaid services at closing; provided that if the Anniversary Revenue exceeds $2,000,000, Summit's reimbursement obligation will be reduced by the amount of the excess up to a maximum of $500,000. At closing, the parties agreed that Summit's reimbursement obligation for such prepaid support and service equaled $500,000.



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Item 7. Financial Statements and Exhibits

(c)     Exhibits

     Exhibit No.                       Description
     -----------                       -----------

         2 Asset Purchase Agreement, dated November 25, 1998, between Velos Medical Informatics, Inc. and Summit Medical Systems, Inc.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 1999                       SUMMIT MEDICAL SYSTEMS, INC.



                                             /s/ Paul R. Johnson
                                             -----------------------------------
                                             Paul R. Johnson
                                             Chief Financial Officer










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                                INDEX TO EXHIBITS

     Exhibit
      Number                              Item
      ------                              ----


         2 Asset Purchase Agreement, dated November 25, 1998, between Velos Medical Informatics, Inc. and Summit Medical Systems, Inc.